As filed with the Securities and Exchange Commission on May 28, 1997
                           Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549
                  ----------------------------------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
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                             AFLAC INCORPORATED
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          (Exact Name of Registrant as Specified in Its Charter)


                                  GEORGIA
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        (State or Other Jurisdiction of Incorporation or Organization)

                                58-1167100
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                    (I.R.S. Employer Identification No.)


     WORLDWIDE HEADQUARTERS, 1932 WYNNTON ROAD, COLUMBUS, GEORGIA 31999
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        (Address of Principal Executive Offices)                (Zip Code)


                   AFLAC INCORPORATED 1997 STOCK OPTION PLAN
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                          (Full Title of the Plan)


                            MARTIN A. DURANT, III
                  SENIOR VICE PRESIDENT, CORPORATE SERVICES
                              AFLAC INCORPORATED
                            WORLDWIDE HEADQUARTERS
                  1932 WYNNTON ROAD, COLUMBUS, GEORGIA 31999
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                    (Name and Address of Agent For Service)

                                (706) 323-3431
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        (Telephone Number, Including Area Code, of Agent For Service)

The Securities and Exchange Commission is requested to send copies of all communication and notice to:
                             MICHAEL P. ROGAN, ESQ.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                           1440 New York Avenue, N.W.
                            Washington, D.C.  20005

                     CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------
                                   Proposed        Proposed
Title of                           Maximum         Maximum
Securities        Amount           Offering        Aggregate     Amount of
to be             to be            Price           Offering      Registra-
Registered        Registered (1)   Per Share (2)   Price         tion Fee
---------------------------------------------------------------------------

Common Stock,     7,000,000         $49.75        $348,250,000  $105,530.30
$.10 par value    shares
("Common Stock")

     (1) There is also being registered hereunder such additional number of shares of Common Stock as may be issued pursuant to the anti-dilution provisions of the Stock Option Plan.

     (2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h)(1) and based on the average of the high and low prices for the Common Stock as reported in the consolidated reporting system as of May 23, 1997.

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
                               PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     AFLAC Incorporated ("AFLAC") hereby incorporates the following documents into this Registration Statement by reference:

     a. AFLAC's Annual Report on Form 10-K for the year ended December 31, 1996, filed electronically with the Securities and Exchange Commission (the "SEC") on March 26, 1997;

     b. AFLAC's Quarterly Report on Form 10-Q for the period ended March 31, 1997, filed electronically with the SEC on May 12, 1997;

     c. all other reports filed by AFLAC pursuant to Sections 13(a) or 15(d) of the Securities Act of 1934 (the "Exchange Act") since December 31, 1996;

     d. the description of the Common Stock contained in a registration statement filed under the Exchange Act, and any amendments or reports filed with the SEC for the purpose of updating such description.

     In addition, all documents subsequently filed by AFLAC Incorporated pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered under the Stock Option Plan have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents.


Item 6.   Indemnification of Directors and Officers

     The Georgia Business Corporation Code provides that, under certain circumstances, directors, officers, employees and agents of a Georgia corporation may be indemnified against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with settling, or otherwise disposing of, suits or threatened suits to which they are a party or threatened to be named a party by reason of acting in any of such capacities if such person acted in a manner such person believed in good faith to be in, or not opposed to, the best interests of the corporation. The By-Laws of the Company provide for indemnification of officers and directors to the fullest extent permitted by such Georgia law. The Company's Articles of Incorporation also limit the potential personal monetary liability of the members of the Company's Board of Directors to the Company or its shareholders for certain breaches of their duty of care or other duties as a director.

     The Company maintains (i) director and officer liability insurance that provides for indemnification of the directors and officers of the Company and of its majority-owned subsidiaries, and (ii) company reimbursement insurance that provides for indemnification of the Company and its majority-owned subsidiaries in those instances where the Company and/or its majority-owned subsidiaries indemnified its directors and officers.

Item 8.   Exhibits

     Number                           Description
    --------                      -------------------
       5.1                     Opinion of Joey M. Loudermilk, General
                               Counsel, AFLAC Incorporated

      15                       Letter of KPMG Peat Marwick LLP,
                               Re:  Unaudited Interim Financial Statements

      23.1                     Consent of KPMG Peat Marwick LLP



Item 9.   Undertakings

     a.   Rule 415 Offering.  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     b. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c. REQUEST FOR ACCELERATION OF THE EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on May 28, 1997.


                                    AFLAC INCORPORATED



Dated  May 28, 1997                  By:  /s/ Daniel P. Amos
      ------------------------          ----------------------------------
                                          Daniel P. Amos
                                          Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                   Title                       Date
   ---------------             -----------                 ----------

/s/ Daniel P. Amos            Chief Executive             May 28, 1997
-------------------------       Officer and Vice          -----------------
Daniel P. Amos                  Chairman of the
                                Board


/s/ Kriss Cloninger, III      Executive Vice              May 28, 1997
-------------------------       President,                -----------------
Kriss Cloninger, III            Treasurer and
                                Chief Financial
                                Officer


/s/ Norman P. Foster          Executive Vice              May 28, 1997
-------------------------       President,                -----------------
Norman P. Foster                Corporate Finance


/s/ Martin A. Durant, III     Senior Vice                 May 28, 1997
-------------------------       President,                -----------------
Martin A. Durant, III           Corporate Services


/s/ Paul S. Amos              Chairman of                 May 28, 1997
-------------------------       the Board                 -----------------
Paul S. Amos


/s/ J. Shelby Amos, II        Director                    May 28, 1997
-------------------------                                 -----------------
J. Shelby Amos, II


                              Director                    May 28, 1997
-------------------------                                 -----------------
Michael H. Armacost


                              Director                    May 28, 1997
-------------------------                                 -----------------
M. Delmar Edwards, M.D.


/s/ George W. Ford, Jr.       Director                    May 28, 1997
------------------------------                            -----------------
George W. Ford, Jr.


/s/ Joe Frank Harris          Director                    May 28, 1997
-------------------------                                 -----------------
Joe Frank Harris

/s/ Elizabeth J. Hudson       Director                    May 28, 1997
-------------------------                                 -----------------
Elizabeth J. Hudson


/s/ Kenneth S. Janke, Sr.     Director                    May 28, 1997
-------------------------                                 -----------------
Kenneth S. Janke, Sr.


                              Director                    May 28, 1997
-------------------------                                 -----------------
Charles B. Knapp


                              Director                    May 28, 1997
-------------------------                                 -----------------
Hisao Kobayashi


                              Director                    May 28, 1997
-------------------------                                 -----------------
Yoshiki Otake


/s/ E. Stephen Purdom         Director                    May 28, 1997
-------------------------                                 -----------------
E. Stephen Purdom


/s/ Barbara K. Rimer          Director                    May 28, 1997
-------------------------                                 -----------------
Barbara K. Rimer


/s/ Henry C. Schwob           Director                    May 28, 1997
-------------------------                                 -----------------
Henry C. Schwob


                              Director                    May 28, 1997
-------------------------                                 -----------------
J. Kyle Spencer


/s/ Glenn Vaughn, Jr.         Director                    May 28, 1997
-------------------------                                 -----------------
Glenn Vaughn, Jr.

                                 EXHIBIT INDEX


   NUMBER                                 DESCRIPTION
------------                        -----------------------

    5.1                  Opinion of Joey M. Loudermilk, General Counsel,
                          AFLAC Incorporated


   15                    Letter of KPMG Peat Marwick LLP
                          Re:  Unaudited Interim Financial Statements


   23.1                  Consent of KPMG Peat Marwick LLP